UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
RAVE RESTAURANT GROUP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Mark E. Schwarz Chairman of the Board Brandon Solano President	RAVE Restaurant Group, Inc. 3551 Plano Parkway The Colony, TX 75056 www.raverg.com

To our Shareholders:
We are pleased to invite you to the Annual Meeting of Shareholders of RAVE Restaurant Group, Inc. to be held at the company’s corporate offices, located at 3551 Plano Parkway, The Colony, Texas 75056, on Tuesday, December 10, 2024, at 3:30 p.m., local time.
Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. To vote your shares, you may use the enclosed proxy card, vote via the Internet or telephone, or attend the Annual Meeting and vote in person. On behalf of our board of directors, we urge you to complete, sign, date, and return the enclosed proxy card, or vote via the Internet or telephone, even if you currently plan to attend the Annual Meeting. This will help to ensure your representation at the Annual Meeting. Please review the instructions on the proxy card regarding each of these voting options.
Thank you for your ongoing support of and continued interest in RAVE Restaurant Group, Inc.
Sincerely,

Mark E. Schwarz Chairman of the Board	Brandon Solano President & Chief Executive Officer

RAVE RESTAURANT GROUP, INC.
3551 PLANO PARKWAY
THE COLONY, TEXAS 75056
(469) 384-5000
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time and Date:	3:30 p.m., local time, on Tuesday, December 10, 2024.

Place:	Rave Restaurant Group, Inc. 3551 Plano Parkway The Colony, Texas 75056

Items of Business	(1)	To elect four directors to hold office until the next Annual Meeting of Shareholders or until their respective successors have been elected and qualified;

	(2)	To ratify the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year;

(3)
To approve the amendments to the Company’s Amended and Restated Articles of Incorporation to effect a 1 for 1,000 reverse stock split of the Company Common Stock followed immediately by an amendment to the Company’s Amended and Restated Articles of Incorporation to effect a 1,000 for 1 forward stock split of the Company Common Stock (the “Reverse / Forward Stock Split Proposal”).

(4)
To approve the adjournment of the Annual Meeting, if necessary, to ensure that any necessary supplement or amendment to the proxy statement accompanying this notice is provided to the Company’s shareholders a reasonable amount of time in advance of the Annual Meeting or to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve the Reverse / Forward Stock Split Proposal (the “Adjournment Proposal”); and

	(5)	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Adjournments and Postponements:
Any action on the items of business described above may be considered at the Annual Meeting on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date:
You are entitled to vote only if you were a shareholder of the Company as of the close of business on October 11, 2024 (the “Record Date”). At the close of business on the Record Date, there were 14,586,566 outstanding shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company. No other class of securities of the Company is entitled to notice of, or to vote at, the Annual Meeting.

Meeting Admission:
You are entitled to attend the Annual Meeting only if you were a Company shareholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. You should be prepared to offer proof of identification for admittance. If you are a shareholder of record or hold your shares through the Pizza Inn, Inc. 401(k) Plan, we may verify your ownership as of the Record Date prior to admitting you to the meeting. If you are not a shareholder of record but hold your shares through a broker, trustee, or nominee (i.e., in “street name”), you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, trustee, or nominee, or similar evidence of ownership. The Company may refuse admission to the Annual Meeting to anyone who does not provide proper identification upon request.

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Voting:
Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and submit your proxy or voting instructions as soon as possible. You may submit your proxy or voting instructions by completing, signing, dating, and returning your proxy card in the pre-addressed envelope provided or, in most cases, by using the telephone or Internet. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers – Voting Information” in the accompanying Proxy Statement and the instructions on the accompanying proxy card.

By order of the Board of Directors,

Mark E. Schwarz Chairman of the Board The Colony, Texas October 28, 2024

This Notice of Annual Meeting and Proxy Statement and form of proxy are first being distributed on or about October 28, 2024.
Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting
to Be Held on December 10, 2024
The Proxy Statement and Annual Report to Shareholders for the year ended June 30, 2024 are available at www.proxyvote.com.
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PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD DECEMBER 10, 2024
RAVE Restaurant Group, Inc., a Missouri corporation (the “Company”), is soliciting proxies to be voted at its Annual Meeting of Shareholders to be held at the Company’s corporate offices, located at 3551 Plano Parkway, The Colony, Texas 75056, on Tuesday, December 10, 2024, at 3:30 p.m., local time, and at any postponement or adjournment thereof. This Proxy Statement and the enclosed form of proxy are first being sent or given to the Company’s shareholders on or about October 28, 2024.
QUESTIONS AND ANSWERS
Proxy Materials
1.	Why am I receiving these materials?
The board of directors (the “Board”) of the Company is providing these proxy materials to you in connection with the Company’s Annual Meeting of Shareholders, which is scheduled to take place on Tuesday, December 10, 2024, at 3:30 p.m., local time. As a shareholder, you are invited to attend the Annual Meeting and are entitled and requested to vote on the items of business described in this Proxy Statement.
2.	What information is contained in this Proxy Statement?
The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the Board and Board committees, the compensation of directors and executive officers, and other required information.
3.	How may I obtain the Company’s Form 10-K and other financial information?
A copy of our 2024 Annual Report, which includes our Form 10-K for the fiscal year ended June 30, 2024, is enclosed. Shareholders may request another free copy of our 2024 Annual Report from:
RAVE Restaurant Group, Inc.
Attn: Investor Relations
3551 Plano Parkway
The Colony, TX 75056
(800) 880-9955
Alternatively, current and prospective investors can access the 2024 Annual Report on the Investor Relations page of our web site at www.raverg.com. We will also furnish any exhibit to the Form 10-K, if specifically requested.
4.	How may I obtain a separate set of proxy materials?
If you share an address with another shareholder, you may receive only one set of proxy materials (including our 2024 Annual Report) unless you have provided contrary instructions. If you hold shares beneficially in “street name” and you wish to receive a separate set of proxy materials in the future, please contact:
Broadridge Financial Solutions, Inc.
Attn: Householding Department
51 Mercedes Way
Edgewood, New York 11717
(800) 542-1061
5.	How may I request a single set of proxy materials for my household?
If you share an address with another shareholder and have received multiple copies of our proxy materials, you may write us at the address shown in the answer to Question 4 above and request that a single set of proxy materials be sent to your household in the future.

6.	How may I request an electronic copy of the proxy materials?
You may sign up for future electronic delivery of proxy materials at www.proxyvote.com by using your control number and following the instructions online.
7.	What should I do if I receive more than one set of proxy materials?
Under certain circumstances, you may receive more than one set of proxy materials, including multiple copies of this Proxy Statement and multiple proxy cards. For example, if you hold your shares in more than one brokerage account, you may receive a proxy card for each such brokerage account. If you are a shareholder of record and your shares are registered in more than one name, or variation of a name, you will receive more than one proxy card. Please complete, sign, date, and return each proxy card that you receive.
Voting Information
8.	What matters will be acted on at the Annual Meeting?
The matters scheduled to be acted on at the Annual Meeting are:
(1)	The election of four directors to hold office until the next Annual Meeting of Shareholders or until their respective successors have been elected and qualified;
(2)	To ratify the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year;
(3)
To approve the amendments to the Company’s Amended and Restated Articles of Incorporation to effect a 1 for 1,000 reverse stock split of the Company Common Stock followed immediately by an amendment to the Company’s Amended and Restated Articles of Incorporation to effect a 1,000 for 1 forward stock split of the Company Common Stock (the “Reverse / Forward Stock Split Proposal”);

(4)
To approve the adjournment of the Annual Meeting, if necessary, to ensure that any necessary supplement or amendment to the proxy statement accompanying this notice is provided to the Company’s shareholders a reasonable amount of time in advance of the Annual Meeting or to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve the Reverse / Forward Stock Split Proposal (the “Adjournment Proposal”); and

(5)
The transaction of such other business as may properly come before the meeting or any postponement or adjournment thereof. (See Question 17, “What happens if additional matters are presented at the meeting?”)

9.	How does the Board recommend that I vote?
Our Board recommends that you vote your shares:
•	“FOR” the election of all director nominees;
•	“FOR” the ratification of the independent registered public accounting firm;
•	“FOR” the Reverse / Forward Stock Split Proposal; and
•	“FOR” for Adjournment Proposal.
10.	What shares can I vote?
Each share of the Common Stock issued and outstanding as of the close of business on October 11, 2024 (the “Record Date”) is entitled to be voted on all items being voted on at the meeting. You may vote or direct the vote of all shares you own as of the Record Date, including (1) shares held directly in your name as the shareholder of record, and (2) shares for which you are the beneficial owner through a broker, trustee, or nominee such as a bank. On the Record Date, there were 14,586,566 shares of the Common Stock issued and outstanding.
11.	How can I vote my shares in person at the meeting?
Shares held in your name as the shareholder of record may be voted in person at the meeting. Shares held beneficially in “street name” may be voted in person at the meeting only if you obtain a legal proxy from the broker, trustee, or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

12.	How can I vote my shares without attending the meeting?
Whether you hold shares directly as the shareholder of record or beneficially in “street name,” you may direct how your shares are voted without attending the meeting. If you are a shareholder of record, you may vote by submitting a proxy as described below. If you hold shares beneficially in “street name,” you may vote by submitting voting instructions to your broker, trustee, or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card, or the voting instruction card provided by your broker, trustee, or nominee, as applicable.
By Mail – Shareholders of record may submit proxies by completing, signing, and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Beneficial holders may vote by mail by completing, signing, and dating the voting instruction cards provided by their brokers, trustees, or nominees and mailing them in the accompanying pre-addressed envelopes.
By Internet – Shareholders of record with Internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards. Most shareholders who hold shares beneficially in “street name” may vote by accessing the website specified on the voting instruction cards provided by their brokers, trustees, or nominees. Please check the voting instruction card for Internet voting availability.
By Telephone – Shareholders of record who live in the United States may submit proxies by following the “Vote by Telephone” instructions on their proxy cards. Most shareholders who hold shares beneficially in “street name” and live in the United States may vote by telephone by calling the number specified on the voting instruction cards provided by their brokers, trustees, or nominees. Please check the voting instruction card for telephone voting availability.
13.	What is the deadline for voting my shares?
If you hold the shares as the shareholder of record, your proxy must be received before the polls close at the meeting. If you hold shares beneficially in “street name” with a broker, trustee, or nominee, please follow the voting instructions provided by your broker, trustee, or nominee.
14.	May I change my vote?
You may change your vote at any time prior to the vote at the meeting. If you are a shareholder of record, you may change your vote in one of three ways: (1) by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), (2) by providing a written notice of revocation to the Corporate Secretary at the Company’s corporate office address prior to your shares being voted, or (3) by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, trustee, or nominee or, if you have obtained a legal proxy from your broker, trustee, or nominee giving you the right to vote your shares, by attending the meeting and voting in person.
15.	Is my vote confidential?
Proxy instructions, ballots, and voting tabulations that identify individual shareholders are handled in a manner that protects voting privacy. Your vote will not be disclosed either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.
16.	How are votes counted and what is the voting requirement to approve each of the proposals?
A majority of the outstanding shares entitled to vote at the meeting, represented in person or by proxy, constitutes a quorum at the meeting. If a quorum is not present, in person or by proxy, the meeting may be postponed or adjourned from time to time until a quorum is obtained. Each outstanding share of Common Stock is entitled to one vote on each matter submitted to a vote at the meeting.
In the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. You may not cumulate your votes. Thus, a shareholder is not entitled to cumulate his votes and cast them all for any single nominee or to spread his votes, so cumulated, among more than one nominee.

The amendments to our Amended and Restated Articles of Incorporation contained in Proposal 3 require the approval of holders of a majority of the Company’s issued and outstanding shares of Common Stock. With respect to each other item of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” For these matters, the affirmative vote of the holders of a majority of the outstanding shares entitled to vote and represented in person or by proxy at the meeting will decide the question. Therefore, if you “ABSTAIN” with respect to any matter, the abstention has the same effect as a vote “AGAINST.” For this purpose, shares held by a broker, trustee, or nominee who does not have discretionary authority to vote on a particular matter and who has not received voting instructions from the beneficial owner will not be deemed to be present or represented for the purpose of determining whether shareholders have approved that matter but are counted as present for the purpose of determining the existence of a quorum. If a proxy states how the shares are to be voted in the absence of instructions by the shareholder, such shares will be deemed to be represented at the meeting.
17.	What happens if additional matters are presented at the meeting?
Other than the four items of business specifically described in this Proxy Statement, we are not aware of any other matter to be acted upon at the meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason one or more of our director nominees becomes unable to serve or for good cause will not serve, the persons named as proxy holders may vote your proxy for such other candidate or candidates as may be nominated.
18.	Who will serve as inspector of elections?
The inspector of elections will be a representative from Broadridge Financial Solutions, Inc.
19.	Who will bear the cost of soliciting votes for the meeting?
The Company is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities other than reimbursement of reasonable out-of-pocket expenses directly related to such solicitation. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses of such solicitation.
20.	Where can I find voting results from the Annual Meeting?
We intend to publish the final voting results from the Annual Meeting in a Form 8-K filed with the Securities and Exchange Commission (“SEC”) within four business days after the conclusion of the Annual Meeting.
Stock Ownership Information
21.	What is the difference between holding shares as a shareholder of record and as a beneficial owner?
Company shareholders may hold their shares directly in their own names or in “street name” through a broker or other nominee. As summarized below, there are several distinctions between shares held of record and those owned beneficially.
Shareholder of Record
If your shares are registered directly in your name with the Company’s transfer agent, Securities Transfer Corporation, you are the shareholder of record of such shares. As the shareholder of record, you have the right to vote in person at the meeting or to grant your proxy directly to the Company or to a third party. There is a proxy card enclosed with these materials for your use.
Beneficial Owner
If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of such shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card on behalf of your broker, trustee, or nominee. As the beneficial owner, you have the right to direct your broker, trustee, or nominee how to vote your shares. You are also invited to attend the meeting. Your broker, trustee, or nominee has enclosed or provided a voting instruction card for you to use in directing the broker, trustee, or nominee how to vote your shares. Since a beneficial owner is not a shareholder of record, you may not vote these shares in person at the meeting unless you obtain a proxy from the broker, trustee, or nominee holding your shares giving you the right to vote the shares.
22.	What happens if I have questions for the Company’s transfer agent?
You may contact the Company’s transfer agent at the telephone number or address listed below with questions concerning stock certificates, transfer of ownership, or other matters pertaining to your shares.
Securities Transfer Corporation
2901 Dallas Parkway, Suite 380
Plano, TX 75093
(469) 633-0101
Annual Meeting Information
23.	How can I attend the meeting?
You are entitled to attend the Annual Meeting if you were a Company shareholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. You should be prepared to offer proof of identification for admittance. If you are a shareholder of record or hold your shares through the Pizza Inn, Inc. 401(k) Plan, your ownership as of the Record Date may be verified prior to you being admitted to the meeting. If you are not a shareholder of record but hold your shares through a broker, trustee, or nominee, you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date; a copy of the voting instruction card provided by your broker, trustee, or nominee; or similar evidence of ownership. The Company may refuse admission to the Annual Meeting to anyone who does not provide proper identification upon request.
24.	How many shares must be present?
A majority of the issued and outstanding shares entitled to vote at the meeting must be represented in person or by proxy to satisfy the quorum requirements for holding the meeting and transacting business. Because brokers do not have discretionary authority to vote on a particular matter and have not received voting instructions from their customers, any proxies submitted by brokers who do not vote are counted as present for the purpose of determining the existence of a quorum (“broker non-votes”) but not for any other purpose.
Shareholder Proposals and Director Recommendations
25.	What is the deadline to propose actions for consideration at the next Annual Meeting of Shareholders?
If a shareholder wishes to submit a proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s next annual meeting of shareholders, the proposal must be received in proper form at the Company’s principal executive offices on or before June 30, 2025, in order to have the proposal included in the proxy materials of the Company for such meeting. If a shareholder wishes to submit a proposal at the next annual meeting of shareholders outside the processes of Rule 14a-8 promulgated under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), the shareholder must notify the Company in writing of such proposal on or before September 13, 2025, in order to have that proposal considered at such meeting.
To be in proper form, a shareholder’s notice must include information concerning the proposal. A shareholder who wishes to submit a proposal is encouraged to seek independent counsel with regard to the SEC requirements. The Company may exclude any proposal that does not meet the SEC’s requirements for submitting a proposal and reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Notices of intention to submit proposals for or at the Company’s next annual meeting of shareholders should be addressed to:
Corporate Secretary
RAVE Restaurant Group, Inc.
3551 Plano Parkway
The Colony, TX 75056
Fax (469) 384-5061
E-mail: corporate_secretary@raverg.com
26.	How may I recommend individuals to serve as directors?
You may propose director candidates for consideration by the Board’s Nominating and Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth above. For additional information, see “Corporate Governance Principles and Board Matters – Shareholder Recommendations and Nominations” below.

PROPOSALS TO BE VOTED ON
PROPOSAL ONE:
ELECTION OF DIRECTORS
Pursuant to the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, the Board has determined that the board of directors be comprised of four directors, each of whom serves a one-year term and is subject to annual election. The Board has nominated four incumbent directors for re-election at the Annual Meeting. If elected, each director nominee will hold office until the next annual meeting of shareholders or until his successor has been elected and qualified. Each nominee has expressed his intention to serve the entire term for which election is sought. The Board believes that all the nominees will be available to serve as directors. If any director nominee becomes unable to serve or for good cause will not serve, the Board may recommend a substitute nominee or leave a vacancy and fill the vacancy later. The shares represented by all valid proxies may be voted for the election of a substitute nominee if one is nominated.
The Board of Directors recommends a vote “FOR” each of the director nominees.
The following is biographical information for the nominee directors.
Mark E. Schwarz, 64, became a director and Chairman of the Board of the Company in 2004. Mr. Schwarz is the Chairman, Chief Executive Officer and Portfolio Manager of Newcastle Capital Management, L.P. (“NCM”), a private investment management firm he founded in 1993. NCM is the general partner of Newcastle Partners, L.P., which is the largest shareholder of the Company. (See, “Security Ownership of Certain Beneficial Owners, Directors and Executive Officers.”) Mr. Schwarz is also Chairman of the board of directors of Hallmark Financial Services, Inc., a specialty property and casualty insurance company, and Executive Chairman of Wilhelmina International, Inc., a model management and talent representation company. He also serves as a director of various privately held companies. The Board believes that Mr. Schwarz should serve as a director of the Company due to his extensive business and investment expertise, broad director experience, and significant direct and indirect shareholdings in the Company.
Clinton J. Coleman, 47, became a director of the Company in 2007. He has since January 2024 served as Senior Vice President, Product and Operations of SoundHound AI, Inc., a conversational AI company. He served as the President of Synq3, Inc., a company focused on providing artificial intelligence solutions for managing consumer interactions, since May 2021 until its acquisition by SoundHound in January 2024. He served as the Chairman and Chief Executive Officer of Novo Labs, Inc. from its founding in 2017 until its acquisition by Synq3, Inc. in 2021. Previously, he had since 2010 served as the Chief Executive Officer of Bell Industries, Inc., a company primarily engaged in providing information technology services. Mr. Coleman served as an investment professional with Newcastle Capital Management, L.P. from 2005 to 2017, including as a Managing Director (2012 to 2017) and Vice President (2005 to 2012). He previously served as the Company’s Interim Chief Executive Officer from July 2016 until January 2017, and from June 2012 until November 2012. Mr. Coleman also served as Interim Chief Financial Officer of the Company between July 2006 and January 2007. Prior to joining Newcastle, Mr. Coleman served as a portfolio analyst with Lockhart Capital Management, L.P., an investment partnership, from 2003 to 2005. From 2002 to 2003, he served as an associate with Hunt Investment Group, L.P., a private investment group. Previously, Mr. Coleman was an associate director with the Mergers & Acquisitions Group of UBS. The Board believes that Mr. Coleman should serve as a director of the Company due to his experience in investment management and the management of publicly traded and privately held companies engaged in a wide range of industries.
William C. Hammett, Jr., 78, became a director of the Company in 2007. Mr. Hammett is semi-retired. Since 2021, Mr. Hammett has served as the acting CFO of a Whataburger franchisee. From 2010 to 2014, he served as the Chief Executive Officer of iH3, LLC, an integrated wellness and fitness company working with physicians and hospitals targeting chronic illnesses. He was the Chief Financial Officer and Executive Vice President of Pegasus Solutions, Inc., a global provider of reservations-related services and technology in the hospitality industry, from 2006 through 2008. Mr. Hammett was the Chief Financial Officer and Senior Vice President for Dave & Buster’s, Inc., an operator of restaurant/entertainment complexes, from 2001 through 2006. From 1997 to 2001, Mr. Hammett was self-employed in the restaurant industry. From 1992 to 1997, Mr. Hammett was the Chief Financial Officer/Senior Vice President Accounting & Administration for La Quinta Inns, Inc., a national hotel chain.

Previously, he was employed by the accounting firm of PriceWaterhouseCoopers. The Board believes that Mr. Hammett should serve as a director of the Company due to his financial and management background and his experience in the restaurant, entertainment and hospitality industries
Robert B. Page, 65, became a director of the Company in 2004. Since 2011, Mr. Page has been an independent restaurant consultant. Mr. Page served as the Chief Executive Officer of Backyard Burgers, Inc. from 2008 to 2011. He served as the Acting Chief Executive Officer of the Company from January 2005 through March 2005. He is also a former franchisee of Shoney’s, Inc., a family dining restaurant chain. From 2000 until 2002, Mr. Page was Chief Operations Officer of Gordon Biersch Brewery Restaurant Inc., a group of casual dining restaurants. From 1993 through 2000, he worked for Romacorp, Inc., which owned the Tony Roma’s chain of casual dining restaurants, where he was Chief Executive Officer and a board member from 1998 through 2000, and President and Chief Operations Officer from 1993 through 1998. The Board believes that Mr. Page should serve as a director of the Company due to his management experience and his expertise in the restaurant industry.
There are no family relationships among any of our directors or executive officers. Company stock ownership for each director nominee is shown under the heading “Security Ownership of Certain Beneficial Owners, Directors and Executive Officers” and is based upon information furnished by the respective individuals.

PROPOSAL TWO:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Whitley Penn LLP (“Whitley Penn”), an independent registered public accounting firm, as the independent auditors of the Company for the 2025 fiscal year. As a matter of good corporate governance, the Audit Committee has determined to submit its selection to shareholders for ratification. Shareholder ratification of the appointment is not required by our Bylaws or by any other applicable law. If our selection of auditors is not ratified by a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting, the Audit Committee will reconsider whether or not to retain Whitley Penn. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.
A representative of Whitley Penn is expected to be present at the Annual Meeting, to be available to respond to appropriate questions, and to have an opportunity to make a statement.
The Board of Directors recommends a vote “FOR” the ratification of the selection of Whitley Penn LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year.
PROPOSAL THREE:
REVERSE/FORWARD STOCK SPLIT PROPOSAL
At the Annual Meeting, you will also be asked to consider and vote upon proposals to amend the Company’s Amended and Restated Articles of Incorporation (our “Charter”), to effect a 1-for-1,000 reverse stock split of the Company’s Common Stock (the “Reverse Stock Split”). Immediately following the Reverse Stock Split, the Company will then effect a 1,000-for-1 forward stock split of the Company’s Common Stock (the “Forward Stock Split,” and, together with the Reverse Stock Split, the “Reverse/Forward Stock Split” and, together, the “Reverse/Forward Stock Split Proposal”).
Fractional shares will not be issued in connection with the Reverse Stock Split if it would result in a shareholder owning less than one whole share of Company Common Stock immediately following the Reverse Stock Split. If our shareholders approve this proposal at the Annual Meeting and the Reverse/Forward Stock Split is completed, shareholders who hold fewer than 1,000 shares of Company Common Stock immediately prior to the Reverse Stock Split shall be paid in cash (without interest) an amount equal to such number of shares of Company Common Stock held multiplied by the average of the closing sales prices of the Company Common Stock on Nasdaq for the five consecutive trading days immediately preceding the Effective Date of the Reverse Stock Split (the “Reverse Split Payment”).
If approved by the shareholders, the Reverse/Forward Stock Split will become effective on such date as may be determined by our Board upon the filing and effectiveness of the necessary amendments to our Amended and Restated Articles of Incorporation with the Secretary of State of the State of Missouri (which we refer to as the “Effective Date”). The text of the proposed amendments to our Amended and Restated Articles of Incorporation necessary to effect the Reverse Stock Split and the Forward Stock Split immediately after the Reverse Stock Split are attached hereto in their substantially final form as Annex A and Annex B, respectively.
Even if approved by the shareholders, our Board retains the authority to abandon the Reverse/Forward Stock Split for any reason at any time prior to the Effective Date. Thus, following shareholder approval, the Board may, at its discretion, cause the filing of the amendments to effect the Reverse/Forward Stock Split or abandon the amendments and not effect the Reverse/Forward Stock Split if it determines that any such action is or is not in the best interests of the Company and its shareholders. The Board’s decision as to whether and when to effect the Reverse/Forward Stock Split will be based on a number of factors, including market conditions, existing and expected trading prices for our Company Common Stock, and the Nasdaq Rules.
The Reverse/Forward Stock Split is not a “going private” transaction and is not being proposed in anticipation of a “going private” transaction. However, no assurance can be given that the Company will not pursue a “going private” transaction in the future.
The Board unanimously recommends that you vote “FOR” the Reverse/Forward Stock Split Proposal.
Background and Purpose of the Reverse/Forward Stock Split
Management has from time to time updated our Board on the then current and anticipated costs related to administering the Company’s shareholder accounts, including transfer agent and administration fees and printing and postage costs associated with the mailing of proxy materials and annual reports to each shareholder. Our Board has evaluated the appropriateness and fairness to the Company’s shareholders of a transaction in the form of a Reverse/Forward Stock Split, which could create future cost savings for the Company related to the administration of its shareholder accounts.
We have a large number of shareholders that own relatively few shares. Based on the latest information we have, we believe we have over 250,000 shares of Company Common Stock held by shareholders of record holding less than 1,000 shares, which does not take into account shareholders holding less than 1,000 shares in “street name” through brokerage accounts.
We expect to benefit from substantial cost savings as a result of the Reverse/Forward Stock Split. The cost of administering each registered shareholder’s account is the same regardless of the number of shares held in that account. Therefore, our costs to maintain such small accounts are disproportionately high when compared to the total number of shares involved. It is expected that the total cost of administering shareholder accounts will be reduced if the Reverse/Forward Stock Split is completed.
In addition to reducing administrative costs, the Reverse/Forward Stock Split will also provide shareholders holding fewer than 1,000 shares of Company Common Stock with a cost-effective way to cash out their investments, because we will pay all transaction costs such as brokerage or service fees in connection with the Reverse/Forward Stock Split. Otherwise, shareholders with small holdings would likely incur brokerage fees which are disproportionately high relative to the market value of their shares if they wanted to sell their Company Common Stock. The Reverse/Forward Stock Split will eliminate these problems for shareholders holding fewer than 1,000 shares of Company Common Stock.
After undertaking a thorough analysis of the advisability of the Reverse/Forward Stock Split and considering the totality of the circumstances, our Board believed that it is fair to the shareholders of the Company, from a financial point of view, and in the best interests of us and our shareholders, including shareholders owning fewer than 1,000 shares of Company Common Stock who would be cashed-out in connection with the Reverse Stock Split and shareholders owning 1,000 or more shares of Company Common Stock who would continue as owners of the Company. Consummation of the Reverse/Forward Stock Split is conditioned on the approval of shareholders of the Company holding a majority of the issued and outstanding shares of Company Common Stock. In addition, the effectuation of the Reverse/Forward Stock Split is further conditioned on our Board’s consideration of the totality of the circumstances.
Effect of the Reverse/Forward Stock Split on Our Shareholders
If you are a shareholder holding fewer than 1,000 shares of Company Common Stock immediately prior to the Reverse Stock Split, you will no longer be a shareholder immediately following the effectiveness of the Reverse Stock Split:
•	You will not receive fractional shares of Company Common Stock as a result of the Reverse Stock Split.
•	Instead of receiving fractional shares, you will receive a Reverse Split Payment.
•
You will have only the right to receive cash for these shares. In addition, you will not be entitled to receive interest with respect to the period of time between the Effective Date and the date you receive your payment for the shares.

•	You will not have to pay any service charges or brokerage commissions in connection with the Reverse/Forward Stock Split.
•	Following the time that we effect the Reverse Stock Split, you will receive a Reverse Split Payment in accordance with the procedures described below.
•	All amounts owed to you will be subject to applicable federal and state income tax and state abandoned property laws.
•	You will not receive any interest on cash payments owed to you as a result of the Reverse Stock Split.
•	You will no longer be entitled to vote as a shareholder of ours.
•	You will no longer be entitled to share in any earnings or dividends of ours.

•	You will no longer be entitled to the receipt of proxy statements or other information provided by us to our shareholders.
If you are a shareholder holding more than 1,000 shares of Company Common Stock immediately prior to the Reverse Stock Split, the Reverse/Forward Stock Split will not effect the number of Shares you hold:
•	The number of shares owned by shareholders with more than 1,000 shares of Company Common Stock prior to the Reverse Stock Split will not change as a result of the Reverse/Forward Stock Split.
•
For the brief period between the effectiveness of the Reverse Stock Split and the Forward Stock Split, you will hold a fractional share of Company Common Stock as a result of the Reverse Stock Split; however, you will not receive a Reverse Split Payment for that fractional share, because that fractional share amount will instead be converted, upon the effectiveness of the Forward Stock Split into the exact amount of shares of Company Common Stock you held prior to the effectiveness of the Reverse / Forward Stock Split.

•
While the number of your shares will not change, the elimination of fractional shares following the Reverse Split will reduce the total number of shares of Company Common Stock issued and outstanding; therefore, the percentage of your holdings will increase on a pro rata basis with all other holders of more than 1,000 shares of Company Common Stock prior to the Reverse Stock Split.

•	The Company will have less cash reserves as a result of the payment of the Reverse Split Payments.
If you hold Book-Entry Shares:
Registered shareholders commonly hold their shares in book-entry form under the Direct Registration System for securities. These shareholders do not have stock certificates evidencing their ownership of Company Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.
If you are a shareholder receiving a Reverse Split Payment who holds registered shares in a book-entry account, you do not need to take any action to receive your Reverse Split Payment. A check will be mailed to you at your registered address as soon as practicable after the Effective Date. By signing and cashing this check, you will warrant that you owned the shares for which you received a Reverse Split Payment.
If you hold Shares in Street Name:
We expect that the Reverse/Forward Stock Split will treat shareholders holding Company Common Stock in street name or through a nominee (such as a bank or broker), and those persons holding shares of Company Common Stock as nominees for others, in the same manner as shareholders whose shares are registered in their names on the books of the Company. Nominees will be advised that they may effect the Reverse/Forward Stock Split for their beneficial holders. However, nominees may have different procedures and shareholders holding shares in street name should contact their nominees to be advised of any procedures such holders may need to follow in order to obtain the same treatment as registered shareholders or rights such holders may have to retain beneficial ownership of such shares.
Effect of the Reverse/Forward Stock Split on the Company
The Reverse/Forward Stock Split will not affect the public registration of the Company Common Stock with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Similarly, we do not expect the Reverse/Forward Stock Split will affect the continued listing of the Company Common Stock on Nasdaq.
The number of shares of authorized Company Common Stock will not change as a result of the Reverse/Forward Stock Split; however, the number of shares of outstanding Company Common Stock will decrease as a result of the Reverse/Forward Stock Split. As a result of the Reverse/Forward Stock Split, the Company will make Reverse Split Payments
The effectuation of the Reverse/Forward Stock Split would not, by itself, affect our assets or business prospects. The par value of the Company Common Stock will remain at $0.01 per share after the Reverse/Forward Stock Split. If implemented, the Reverse/Forward Stock Split would not have any effect on our current dividend policy. We currently intend to retain earnings, if any, to support our business and do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs.

Determination of Payments
Shareholders who hold fewer than 1,000 shares of Company Common Stock immediately prior to the Reverse Stock Split will receive Reverse Split Payments. The amounts of the Reverse Split Payments shall be calculated by the Company in its sole discretion and such calculations shall be final and binding on all parties.
U.S. Federal Income Tax Consequences
The following is a summary of the U.S. federal income tax consequences of the consummation of the Reverse/Forward Stock Split generally applicable to U.S. Holders (as defined below) of the Company Common Stock and to us. This summary addresses only those U.S. Holders of Company Common Stock that have held, and will hold, their shares as capital assets. This summary does not discuss all aspects of U.S. federal income taxation which may be important to holders of Company Common Stock in light of their individual circumstances or that are subject to special rules (such as financial institutions, insurance companies, broker-dealers, tax-exempt organizations, regulated investment companies or real estate investment trusts, partnerships or other flow-through entities for U.S. federal income tax purposes and their partners or members, holders who received Company Common Stock as compensation for services or pursuant to the exercise of an employee stock option, or shareholders who have held, or will hold, Company Common Stock as part of a straddle, hedging, or conversion transaction for U.S. federal income tax purposes, or persons subject to special tax accounting rules as a result of any item of gross income with respect to our Company Common Stock being taken into account in an applicable financial statement). Further, this summary does not address the impact of the Medicare surtax on certain net investment income or the alternative minimum tax, or the U.S. federal estate or gift tax laws. The following summary is based upon U.S. federal income tax law, as currently in effect, which is subject to differing interpretations or change, possibly on a retroactive basis. Further, no ruling from the Internal Revenue Service (the “IRS”) or opinion of counsel has been obtained in connection with the Reverse/Forward Stock Split. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each holder of Company Common Stock is advised to consult his or her tax advisor as to the particular facts and circumstances which might be unique to such holder, and also to any state, local, foreign, and other tax consequences of the Reverse/Forward Stock Split, in light of his or her specific circumstances.
For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our Company Common Stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, the administration of which is subject to the primary supervision of a U.S. court and as to which one or more U.S. persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect to be treated as a U.S. person.
U.S. Federal Income Tax Consequences for the Company
We believe that the Reverse/Forward Stock Split should be treated as a tax-free “recapitalization” for federal income tax purposes. Accordingly, we should not recognize any gain or loss as a result of the Reverse/Forward Stock Split.
U.S. Holders
U.S. Federal Income Tax Consequences to U.S. Holders Who Do Not Receive Payments in the Reverse/Forward Stock Split
If you (1) continue to hold Company Common Stock immediately after the Reverse/Forward Stock Split, and (2) receive no payment as a result of the Reverse/Forward Stock Split, you will not recognize any gain or loss in the Reverse/Forward Stock Split for U.S. federal income tax purposes, and you will have the same adjusted tax basis and holding period in your Company Common Stock as you had in such stock immediately prior to the Reverse/Forward Stock Split.
U.S. Federal Income Tax Consequences to U.S. Holders Who Receive Payments in the Reverse/Forward Stock Split
If you receive cash as a result of the Reverse/Forward Stock Split, your tax consequences will depend on whether, in addition to receiving cash, you or a person or entity related to you continues to hold Company Common Stock immediately after the Reverse/Forward Stock Split, as explained below.

U.S Holders Who Exchange All of Their Company Common Stock for Cash as a Result of the Reverse/Forward Stock Split
If you (1) receive cash in exchange for a fractional share as a result of the Reverse/Forward Stock Split, (2) you do not continue to hold any Company Common Stock immediately after the Reverse/Forward Stock Split, and (3) you are not “related” to any person or entity that holds Company Common Stock immediately after the Reverse/Forward Stock Split, you will recognize capital gain or loss. The amount of capital gain or loss you recognize will equal the difference between the cash you receive for your Company Common Stock and your aggregate adjusted tax basis in such Company Common Stock.
If you are related to a person or entity who continues to hold Company Common Stock immediately after the Reverse/Forward Stock Split, you will recognize gain in the same manner as set forth in the previous paragraph, provided that your receipt of cash either (1) is “not essentially equivalent to a dividend,” or (2) is a “substantially disproportionate redemption of stock,” as described below.
•
“Not Essentially Equivalent to a Dividend.” You will satisfy the “not essentially equivalent to a dividend” test if the reduction in your proportionate interest in the Company resulting from the Reverse/Forward Stock Split is considered a “meaningful reduction” given your particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority shareholder whose relative stock interest is minimal and who exercises no control over the affairs of the corporation will satisfy this test.

•
“Substantially Disproportionate Redemption of Stock.” The receipt of cash in the Reverse/Forward Stock Split will be a “substantially disproportionate redemption of stock” for you if the percentage of the outstanding shares of Company Common Stock owned by you immediately after the Reverse/Forward Stock Split is less than 80% of the percentage of shares of Company Common Stock owned by you immediately before the Reverse/Forward Stock Split and you own less than 50% of the outstanding shares of Company Common Stock after the Reverse/Forward Stock Split.

In applying these tests, you will be treated as owning shares actually or constructively owned by certain individuals and entities related to you. If the redemption of shares of Company Common Stock is not treated as capital gain under any of the tests, then the entire amount of the payment you receive for your shares will be treated first as ordinary dividend income to the extent of your ratable share of Company’s undistributed earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining gain will be treated as capital gain.
Shareholders Who Both Receive Cash and Continue to Hold Company Common Stock Immediately After the Reverse/Forward Stock Split
If you receive cash as a result of the Reverse/Forward Stock Split and continue to hold Company Common Stock immediately after the Reverse/Forward Stock Split, you generally will be subject to the same rules for determining tax treatment as described above, the same as if you constructively continue to hold shares of Company Common Stock. If you meet either the “not essentially equivalent to a dividend” test or the “substantially disproportionate redemption of stock” test, then you will recognize gain, but not loss, in an amount equal to the lesser of (1) the excess of the sum of aggregate fair market value of your shares of Company Common Stock plus the cash received over your adjusted tax basis in the shares, or (2) the amount of cash received in the Reverse/Forward Stock Split. In determining whether you meet either test, you must take into account as shares you own both shares of Company Common Stock that you actually own and constructively own (i.e., shares owned by certain individuals or entities related to you) before and after the Reverse/Forward Stock Split. Your aggregate adjusted tax basis in your shares of Company Common Stock held immediately after the Reverse/Forward Stock Split will be equal to your aggregate adjusted tax basis in your shares of Company Common Stock held immediately prior to the Reverse/Forward Stock Split, increased by any gain recognized in the Reverse/Forward Stock Split, and decreased by the amount of cash received in the Reverse/Forward Stock Split.
Any gain recognized in the Reverse/Forward Stock Split will be treated, for federal income tax purposes, as long-term capital gain (assuming that your receipt of cash either (i) is “not essentially equivalent to a dividend” with respect to you, or (ii) is a “substantially disproportionate redemption of stock” with respect to you) provided that you have held your shares for more than one (1) year. If you acquired shares redeemed in the Reverse/Forward Stock Split at different times, you will be required to compute such gain and determine whether such gain is long-term or not, separately with respect to each such acquisition of shares.

In applying these tests, you may be able to take into account sales of shares of Company Common Stock that occur substantially contemporaneously with the Reverse/Forward Stock Split. If your gain is not treated as capital gain under any of these tests, the gain will be treated as ordinary dividend income to you to the extent of your ratable share of Company’s undistributed earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining gain will be treated as a capital gain.
You may be subject to backup withholding on cash received pursuant to the Reverse/Forward Stock Split. Backup withholding will not apply, however, if you provide a correct taxpayer identification number or come within certain exempt categories and otherwise comply with applicable certification requirements. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability, provided that you furnish certain required information to the Internal Revenue Service in a timely manner.
YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF THE REVERSE/FORWARD STOCK SPLIT, IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.
Interests of Certain Persons
Certain of our executive officers and directors have an interest in this proposal as a result of their ownership of shares of Company Common Stock. However, we do not believe that our executive officers or directors have interests in this proposal that are different than or greater than those of any of our other shareholders. The relative ownership percentage of all holders of more than 1,000 shares of our Common Stock, including those held by our Executive Chairman of our Board, Mark Schwarz, will increase proportionately as a result of the Reverse/Forward Stock Split.
Reservation of Rights
We reserve the right to abandon the Reverse/Forward Stock Split without further action by our shareholders at any time before the filing of the necessary amendments to our Amended and Restated Articles of Incorporation with the Missouri Secretary of State, even if the Reverse/Forward Stock Split has been authorized by our shareholders at the Annual Meeting, and by voting in favor of the Reverse/Forward Stock Split, you are expressly also authorizing us to determine not to proceed with the Reverse/Forward Stock Split if our Board should so decide. Our Board is further authorized to determine when to file the necessary amendments to our Amended and Restated Articles of Incorporation with the Missouri Secretary of State at any time on or before the 12-month anniversary of shareholder approval thereof.
No Appraisal Rights
Shareholders do not have appraisal rights under Missouri state law or under our Amended and Restated Articles of Incorporation or bylaws in connection with the Reverse/Forward Stock Split.
Vote Required
The amendments to our Amended and Restated Articles of Incorporation contained in Proposal 3 requires the approval of holders of a majority of the Company’s issued and outstanding shares of Common Stock.
The Board recommends a vote FOR approval of the Reverse/ Forward Stock Split Proposal and the corresponding Amendments of the Amended and Restated Articles of Incorporation.
PROPOSAL FOUR
APPROVAL TO ADJOURN MEETING TO SOLICIT ADDITIONAL PROXIES
If at the Annual Meeting, the number of shares entitled to vote present or represented and voting in favor of Proposal 3 is insufficient to approve such proposal, the Company would like the discretionary authority from our shareholders so that the Company has the ability to move to adjourn the Annual Meeting. In that event, you will be asked to vote only upon the adjournment, postponement, or continuation proposal and not on any other proposals (the “Adjournment Proposal”).
If our shareholders approve the Adjournment Proposal, we could adjourn, postpone, or continue the Annual Meeting, and any adjourned session of the Meeting, to use the additional time to solicit additional proxies in favor of Proposal 3 – The Reverse / Forward Stock Split Proposal. This could include the Board’s solicitation of proxies from shareholders that have previously voted against such proposal. Even if proxies representing a sufficient number of votes against Proposal 1 or Proposal 2 has been received, you are authorizing us to adjourn, postpone, or continue the Annual Meeting without a vote on Proposal 1 or Proposal 2 and seek to convince the holders of those shares to change their votes to votes in favor of the approval of either proposal.
WHAT ARE WE ASKING YOU TO APPROVE?
In this proposal, we are asking you to authorize the holder of any proxy solicited by the Board of Directors the ability to call for an adjournment, postponement, or continuation of the Annual Meeting. The affirmative vote or consent of the holders of at least a majority of the votes cast at the Annual Meeting is required for the approval of any such adjournment. The Board recommends the shareholders grant this discretionary authority, if necessary, to permit it to solicit approvals of the charter amendments set forth in Proposal 3, which the Board believes will benefit the Company but which requires a higher approval threshold to pass.
The Board recommends that you vote “FOR” Proposal FOUR.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
The Company is committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business effectively, serving our shareholders well, and maintaining the Company’s integrity in the marketplace. The Company has adopted a Code of Business Conduct that applies to all Company employees and directors and a Financial Code of Conduct for financial managers. These codes work in conjunction with the Company’s Amended and Restated Articles of Incorporation, Amended and Restated Bylaws, and various Board committee charters, and together form the framework for governance of the Company. These documents are available at the Company’s website at www.raverg.com. We will post on this website any amendments to the Code of Business Conduct or waivers of the Code of Business Conduct for directors or executive officers.
The business of the Company is managed under the direction of the Board. Each director is expected to make reasonable efforts to attend board meetings, meetings of committees of which such director is a member, and the annual meeting of shareholders. The Board intends to comply with the corporate governance requirements of the SEC and Nasdaq in order to assure that the Board will have the necessary practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management.
Board Independence and Independence Standards
Each of the Company’s current directors qualifies as “independent” in accordance with published Nasdaq listing requirements, except that Mr. Schwarz is not considered independent solely with respect to requirements applicable to the Audit Committee. An independent director must not have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board considers all relevant facts and circumstances in assessing each director’s relationship with the Company. Independent directors meet at least twice annually apart from management representatives.
Board Structure and Committee Composition
The Board has three standing committees: (1) Audit Committee, (2) Compensation Committee, and (3) Nominating and Governance Committee. Current copies of the charters for the Audit Committee, Compensation Committee, and Nominating and Governance Committee are available on the Company’s website at www.raverg.com. Below is a description of the primary functions performed by each committee. Each committee has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board has determined that each current member of each committee meets the applicable laws and regulations regarding “independence” and that each member is free of any relationship that would interfere with his individual exercise of independent judgment.
Audit Committee. The responsibilities of the Audit Committee include reviewing: (a) the financial reports and other financial information provided by the Company to any governmental body or the public; (b) the Company’s systems of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established; (c) the Company’s auditing, accounting, and financial reporting processes generally; and (d) the terms of transactions between the Company and related parties. The Audit Committee also performs such other functions as the Board may from time to time assign to the committee. In performing its duties, the Audit Committee seeks to maintain an effective working relationship with the Board, the independent accountants, and management of the Company. The specific duties and functions of the Audit Committee are set forth in the Audit Committee Charter. This charter is reviewed annually and updated as necessary to reflect changes in regulatory requirements, authoritative guidelines and evolving practices.
The report of the Audit Committee is included in this Proxy Statement.
Compensation Committee. The primary responsibilities of the Compensation Committee are: (a) to review and recommend to the Board the compensation of the President and other officers of the Company; (b) to review executive bonus plan allocations; (c) to oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs; (d) to oversee the Company’s administration of its equity-based compensation and other benefit plans; and (e) to approve awards to officers and employees of the Company under its 2015 Long Term Incentive Plan (the “2015 LTIP”). The Board determines whether the Compensation Committee will take action as a committee or will make recommendations to the Board. In fiscal 2024, the Compensation Committee determined the compensation of the Company’s executive officers and the President made recommendations to the Compensation Committee with regard to compensation for its other officers. The specific duties and functions of the Compensation Committee are set forth in its charter.

Nominating and Governance Committee. The primary responsibilities of the Nominating and Governance Committee are: (a) to recommend the slate of director nominees for election to the Board; (b) to identify and recommend candidates to fill vacancies occurring between annual shareholder meetings; and (c) to review, evaluate, and recommend changes to the Company’s corporate governance practices. The Nominating and Governance Committee’s role includes periodic review of the compensation paid to non-employee directors for annual retainers and meeting fees and making recommendations to the Board for any adjustments. The specific responsibilities and functions of the Nominating and Governance Committee are set forth in its charter.
Review and Evaluation of Director Qualifications
From time to time, the Nominating and Governance Committee reviews the Board to assess the skills and characteristics required of Board members in the context of the current composition of the Board. This assessment involves numerous facets, including diversity of background, business experience, and other factors; understanding of and achievements in the restaurant industry; board service; business, finance, and marketing expertise; and community involvement. These factors, and any other qualifications considered useful by the Nominating and Governance Committee, are reviewed in the context of an assessment of the perceived needs of the Board at any particular point. As a result, the priorities and emphasis of the Nominating and Governance Committee and of the Board may change from time to time to take into account changes in business and other trends and the portfolio of skills and experience of current and prospective Board members. Therefore, while focused on the achievement and the ability of potential candidates to make a positive contribution with respect to such factors, the Nominating and Governance Committee has not established specific minimum criteria or qualifications that a nominee must possess.
Identifying and Evaluating Candidates for Director
When Board vacancies are anticipated or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director. The process followed by the Nominating and Governance Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Nominating and Governance Committee and the Board. In general, candidates for nomination to the Board are suggested by Board members or by employees and may come from professional search firms or shareholders. In fiscal 2024, the Company did not employ a search firm or pay fees to third parties in connection with seeking or evaluating Board nominee candidates. Assuming that appropriate biographical and background materials are provided for candidates recommended by shareholders on a timely basis, the Nominating and Governance Committee will evaluate director candidates recommended by shareholders by following substantially the same process, and applying substantially the same criteria, as it follows for director candidates submitted by Board members.
Criteria and Diversity
In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by shareholders, the Nominating and Governance Committee will apply criteria including finding candidates who bring the background, knowledge, experience, skill sets, and expertise that would strengthen and increase the diversity of the Board. The Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, gender, sexual orientation, disability, or any other basis proscribed by law.

Shareholder Recommendations and Nominations
The policy of the Nominating and Governance Committee is to consider properly submitted shareholder recommendations of candidates for membership on the Board, as described above under “Identifying and Evaluating Candidates for Director.” Any shareholder recommendations proposed for consideration by the Nominating and Governance Committee should include the candidate’s name and qualifications for Board membership and should be addressed to:
Corporate Secretary
RAVE Restaurant Group, Inc.
3551 Plano Parkway
The Colony, TX 75056
Fax: (469) 384-5061
E-mail: corporate_secretary@raverg.com
Shareholders may nominate directors for consideration at an annual shareholders meeting and solicit proxies in favor of such nominees. The Nominating and Governance Committee evaluates candidates proposed by shareholders using the same criteria as for other candidates. The Company has not received any shareholder nominations for director for the upcoming Annual Meeting of Shareholders.

Board and Committee Meetings
The Board met 4 times during the 2024 fiscal year, as well as approving various matters by unanimous written consent. The Company encourages all directors to attend each Annual Meeting of the shareholders but has no formal policy requiring attendance. Three of the four then incumbent directors attended the last annual shareholders meeting. All current directors attended 75% or more of the Board meetings and meetings of the committees on which they served. Below is a table that provides current membership and fiscal year 2024 meeting information for each of the Board committees:

Name	Audit	Compensation	Nominating & Governance
Mark E. Schwarz		X*	X*
Clinton J. Coleman	X
William C. Hammett, Jr.	X*	X	X
Robert B. Page	X	X
Number of Meetings in Fiscal 2024	7	1	1

*	Committee chairman.
Board Diversity Matrix
The following table sets forth Board level diversity information based on voluntary self-identification of incumbent directors as of the Record Date.

Total Number of Directors: 4
	Male	Female	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	0	0	1
Part II: Demographic Background
African American or Black	0	0	0
Alaskan Native or Native American	0	0	0
Asian	0	0	0
Hispanic or Latinx	0	0	0
Native Hawaiian or Pacific Islander	0	0	0
White	3	0	0
Two or More Races or Ethnicities	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	1

Leadership Structure
We separate the roles of Chief Executive Officer and Chairman of the Board. The Chief Executive Officer is responsible for setting the strategic direction for the Company, providing day-to-day leadership and achieving the performance goals of the Company. The Chairman of the Board leads the activities of the Board in providing oversight to management, provides guidance to the Chief Executive Officer, and serves as a liaison between management and the Board. The Board believes that separating the roles of the Chairman and Chief Executive Officer enhances the ability of the Board to objectively evaluate the management and operations of the Company for the benefit of shareholders.
Risk Oversight
The Board has an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity, cybersecurity, and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Nominating and Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. Through committee reports, the entire Board is regularly informed regarding the nature and management of the risks overseen by each of its committees.
Communications from Shareholders to the Board
The Board recommends that shareholders initiate any communications with the Board in writing in care of:
Corporate Secretary
RAVE Restaurant Group, Inc.
3551 Plano Parkway
The Colony, TX 75056
Fax: (469) 384-5061
E-mail: corporate_secretary@raverg.com
This centralized process assists the Board in reviewing and responding appropriately to shareholder communications. The names of specific intended Board members should be noted in the communication. The Board has instructed the Corporate Secretary to forward such correspondence only to the intended recipients. However, the Board has also instructed the Corporate Secretary to review such correspondence prior to forwarding and in their discretion not to forward items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, the correspondence may be forwarded elsewhere in the Company for review and possible response.
Director Compensation
The Chairman of the Board receives an annual retainer of $23,000, and the other non-employee directors receive an annual retainer of $17,000. Each non-employee director additionally receives a fee of $1,000 for each Board meeting attended and a fee of $250 for each committee meeting attended. Directors are also reimbursed for their reasonable expenses in connection with attending Board and committee meetings.
In addition to an annual retainer and meeting fees, each non-employee director is eligible to receive awards under the 2015 LTIP. Pursuant to the 2015 LTIP, the Compensation Committee and full Board have authorized eligible directors to automatically be granted, as of the first day of the Company’s fiscal year, an option to purchase two shares of the Common Stock for each share purchased by such non-employee director during the preceding fiscal year of the Company (excluding shares purchased upon the exercise of previously granted options), up to a maximum grant of options to purchase 40,000 shares of the Common Stock. Stock options granted to non-employee directors under the 2015 LTIP have an exercise price equal to the market price of the Common Stock on the date of grant, are first exercisable one year after grant, and expire to the extent unexercised after ten years.
The following table summarizes compensation earned by and paid to each person who served as a non-employee director at any time during fiscal 2024.

Name	Fees Earned in Cash ($)	Option Awards ($)(1)	Total ($)
Mark E. Schwarz	28,750	—	28,750
Clinton J. Coleman	23,250	—	23,750
William C. Hammett, Jr.	23,750	—	23,750
Robert B. Page	23,750	—	23,750

(1)	No stock options were granted in fiscal 2024. As of June 30, 2024, Messrs. Schwarz, Coleman and Hammett held unexercised stock options for 80,000, 24,286, and 10,000 shares, respectively.

EXECUTIVE OFFICERS
The following table sets forth certain information regarding the Company’s current executive officers:

Name	Age	Position	Executive Officer Since
Brandon L. Solano	54	Chief Executive Officer & President (principal executive officer)	2019
Jay Rooney	53	Chief Financial Officer (principal financial officer)	2024

Brandon L. Solano was appointed Chief Executive Officer of the Company in October 2019 and was appointed to the additional offices of President and Secretary in December 2019. From 2017 through May 2019, Mr. Solano served as Chief Marketing & Digital Officer for Pei Wei Asian Diner, LLC, a fast-casual restaurant chain featuring Asian-inspired dishes. From 2015 through 2017, he served as Chief Marketing Officer for Papa Murphy’s Holdings, Inc., a franchisor and operator of the largest “take & bake” pizza chain in the United States. From 2014 to 2015, he was employed by The Wendy’s Company, a franchisor and operator of fast food restaurants, completing his tenure as Chief Marketing Officer. From 2008 to 2014, Mr. Solano was employed by Domino’s Pizza, Inc., a franchisor and operator of delivery and carryout pizza outlets, completing his tenure as Vice President of Development.
Jay Rooney was appointed Chief Financial Officer of the Company on March 25, 2024, as well as its “principal financial officer” and “principal accounting officer,” as those terms are defined under the rules and regulations promulgated by the Securities and Exchange Commission. Mr. Rooney comes to the Company after serving as the Chief Financial Officer for Dickey’s Capital Group since 2018. While there, Mr. Rooney oversaw the staff, functions, and strategies related to Dickey’s finance, accounting, legal, and corporate real estate matters. In this role, he developed expertise in the areas of franchise operations, manufacturing, information technology, as well as experience dealing with multi-unit restaurant operations. Prior to that position, Mr. Rooney held financial leadership positions at Brinker International, where he was employed for nearly 20 years. Mr. Rooney holds a Master of Business Administration (Finance), from Texas Christian University, as well as a Bachelor of Arts (Economics) from Allegheny College.

SUMMARY COMPENSATION TABLE
The following table summarizes the compensation earned during the fiscal years ending June 30, 2024, and June 25, 2023 by each person who served as an executive officer of the Company at any time during the fiscal year then ended June 30, 2024, or is presently an executive officer of the Company (the “Named Executive Officers”):

Name and Principal Position(s)	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Brandon L. Solano Chief Executive Officer & President	2024	350,000	317,667	175,391	—	843,058
	2023	350,000	276,900	259,473	327	886,700
Jay Rooney(3) Chief Financial Officer	2024	51,923	18,851	—	—	70,774
	2023	—	—	—	—	—
Michael F. Burns(4) Chief Operating Officer	2024	100,481	—	5,643	—	106,124
	2023	275,000	149,500	43,840	4,693	473,033
Clinton D. Fendley(5) Chief Financial Officer	2024	98,134	—	2,724	—	100,858
	2023	211,500	69,993	26,027	2,705	310,225

(1)
Reflects the fair value of each restricted stock unit award estimated on the date of grant based on the probable outcome of certain performance conditions. Restricted stock units represent the right to receive shares of common stock upon satisfaction of vesting requirements and performance conditions. Assumptions used in calculating the grant date fair value are included in Note H to the Company’s audited financial statements included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2024.

(2)	Represents the Company’s matching contribution to 401(k) plan.
(3)	Mr. Rooney joined the Company, effective March 25, 2024.
(4)	Mr. Burns resigned his position with the Company, effective October 27, 2023.
(5)	Mr. Fendley resigned his position with the Company, effective December 2, 2023.

EMPLOYMENT ARRANGEMENTS
The Company has entered into an employment letter agreement with Mr. Solano (the “Solano Agreement”) confirming his employment as Chief Executive Officer of the Company. The Solano Agreement provides for at-will employment at an annual base salary, subject to adjustment over time, and currently $350,000. The Solano Agreement also provides for annual incentive compensation of up to 150% of base annual salary split equally between annual cash bonus and restricted stock units granted under the Company’s 2015 Long Term Incentive Plan. Restricted stock units represent the right to receive shares of common stock upon satisfaction of vesting requirements and performance conditions over a period of three fiscal years. Mr. Solano is also entitled to other typical benefits generally available to senior executives of the Company. The Solano Agreement also contains a covenant not to compete which precludes Mr. Solano from engaging in any pizza restaurant business for a period of 12 months after the termination of his employment, as well as non-disclosure, non-solicitation, and other common employment covenants.
The Company has entered into an employment letter agreement with Mr. Rooney (the “ Rooney Agreement”) confirming his employment as Chief Financial Officer of the Company. The Rooney Agreement provides for at-will employment at a starting annual base salary of $225,000. The Rooney Agreement also provides for a discretionary annual cash bonus targeted at 30% of base salary. Mr. Rooney will also be entitled to other typical benefits generally available to senior executives of the Company, including, participation in the Company’s 2015 Long Term Incentive Plan. The Agreement also contains non-disclosure, non-solicitation, and other common employment covenants.
Current compensation earned during the fiscal years ending June 25, 2023, and June 30, 2024, for each executive officer of the Company is set forth in the “Summary Compensation Table.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth information concerning all equity awards to the Named Executive Officers which were outstanding as of June 30, 2024, consisting exclusively of unvested restricted stock units granted under the 2015 LTIP.

	Stock Awards
Name	Award Date[1]	Number of Unearned Shares Underlying Restricted Stock Units That Have Not Vested (#)[2]	Market Value of Unearned Shares Underlying Restricted Stock Units That Have Not Vested ($)[2]
Brandon L. Solano	06/11/2022	198,404	392,840
	11/13/2023	105,000	207,900

[1]	Restricted stock units awarded in fiscal 2022 vest October 15, 2024, and restricted stock awards award in fiscal 2024 vest October 15, 2026.
[2]
Market value of underlying restricted stock units awarded in fiscal 2023 and fiscal 2024 is based on fiscal 2024 progress toward the achievement of performance criteria and the closing market price of the Company’s common stock of $1.98 on June 28, 2024, the last day of trading in the Company’s fiscal year ended June 30, 2024.

INDEPENDENT AUDITORS
The Audit Committee has selected Whitley Penn as the independent auditors of the Company for the 2025 fiscal year. A representative of Whitley Penn is expected to be present at the Annual Meeting, to be available to respond to appropriate questions and to have an opportunity to make a statement.
The following table presents fees for professional services rendered by Whitley Penn for the audit or review of the Company’s consolidated financial statements for the fiscal years ended June 25, 2023, and June 30, 2024.

AUDIT FEES Fiscal 2024	AUDIT FEES Fiscal 2023
$158,250	$135,500

Audit Fees. This category represents aggregate fees paid for professional services rendered for the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Forms 10-Q. The amount represents fees attributable to the fiscal year but actually paid in the following fiscal year.
Pre-Approval of Services of the Independent Auditor
The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of, the independent auditors. Audit Committee policy requires all services provided by Whitley Penn to be pre-approved by the Audit Committee. Pre-approval applies to audit services, audit-related services, tax services, and other services. In some cases, pre-approval is provided by the full Audit Committee for up to a year and relates to a particular defined task or scope of work and is subject to a specific budget. In other cases, the Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee. In fiscal 2024 all audit services performed by Whitley Penn were pre-approved by the Audit Committee, and there were no non-audit related services provided.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is currently composed of three directors and acts under a written charter approved and adopted by the Board. The Audit Committee reviews its charter on an annual basis. Each of the members is independent as defined by all Nasdaq and SEC requirements. The Board annually reviews the relevant definitions of independence for audit committee members and makes an annual determination of the independence of Audit Committee members.
The Board of Directors has determined that at least one member of the Audit Committee, Mr. Hammett, is an “audit committee financial expert,” as defined by SEC rules and regulations. This designation does not impose upon Mr. Hammett any duty, obligation or liability that is greater than is generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert does not affect the duty, obligation, or liability of any other member of the Audit Committee or the Board. For an overview of Mr. Hammett’s relevant experience, see “Election of Directors” above.
The Audit Committee is responsible for recommending to the Board that the Company’s financial statements be included in the Company’s annual report. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The independent auditor is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements to generally accepted accounting principles. In addition, the Audit Committee is responsible for oversight of the Company’s cybersecurity risk management.
The Audit Committee reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended June 30, 2024. It also discussed with Whitley Penn the matters required to be discussed by Auditing Standard 1301, as amended, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the Audit Committee received the written disclosures and the letter from Whitley Penn required by applicable requirements of the PCAOB regarding Whitley Penn’s communications with the Audit Committee concerning independence and the Audit Committee discussed with Whitley Penn that firm’s independence. Based on the discussions with Whitley Penn concerning the audit, the financial statement review, and other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended June 30, 2024, be included in the Company’s Annual Report on Form 10-K filed with the SEC on September 26, 2024.
Submitted to the Board by the undersigned members of the Audit Committee.

Audit Committee
William C. Hammett, Jr., Chairman
Robert B. Page
Clinton J. Coleman

The Audit Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report therein by reference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth information as of October 15, 2024, concerning beneficial ownership of the Common Stock of the Company by (i) any person or group known to beneficially own more than 5% of the Company’s Common Stock; (ii) each current director, director nominee and Named Executive Officer of the Company; and (iii) all current directors and executive officers as a group. The information provided in the table is based on the Company’s records, information filed with the SEC and other information provided to the Company. Unless otherwise indicated or included in a footnote, (a) all persons have sole voting and investment power (or share such powers with their spouse) with respect to the shares shown as beneficially owned by them, (b) the mailing address for all persons is the same as that of the Company, and (c) no person has pledged as security any of the shares shown as beneficially owned.

5 % or Greater Beneficial Owners	No. of Shares Beneficially Owned	Percent Of Class(1)
Newcastle Partners, L.P. (2)	3,272,816	22.2

Newcastle Partners, L.P. (2)
Newcastle Capital Management, L.P. (2)
Newcastle Capital Group, L.L.C. (2)
NCM Services, Inc. (2)
Schwarz 2012 Family Trust(2)
Mark E. Schwarz(2)

Brian T. Bares(3)	1,388,715	9.4

Noam Nakash(4)	1,027,807	7.0

Directors and Named Executive Officers:

Mark E. Schwarz(2)	3,272,816	22.9

Clinton J. Coleman(5)	159,764	1.1

William C. Hammett, Jr.(6)	25,000	*

Robert B. Page	—	—

Brandon L. Solano	595,151	4.0

Jay Rooney	—	—

Clinton D. Fendley	—	—

Michael F. Burns	42,260	*

All directors, nominees and current executive officers (8 individuals)(7)	4,095,991	27.7

*	Represents less than 1.0%.
(1)
The number of shares beneficially owned and the percentage of class determined for each person or group is determined under SEC rules, and the information is not necessarily indicative of ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the person or group has sole or shared voting or investment power and any shares that the person or group has the right to acquire within 60 days after the October 15, 2024, through the exercise of any stock option or other right. On October 15, 2024, the Company had 14,711,566 shares of common stock issued and outstanding.

(2)
The general partner of Newcastle Partners, L.P. (“NP”) is Newcastle Capital Management, L.P. (“NCM”), the general partner of NCM is Newcastle Capital Group, L.L.C. (“NCG”), the sole member of NCG is NCM Services, Inc. (“NCMS”), the sole shareholder of NCMS is the Schwarz 2012 Family Trust (“Schwarz Trust”) and the sole trustee of the Schwarz Trust is Mark E. Schwarz. Accordingly, each of Mr. Schwarz, the Schwarz Trust, NCMS, NCG, NCM, and NP and (a) may be deemed to beneficially own the 3,092,125 shares of Common Stock directly owned by NP as well as the 140,691 shares directly owned by Mr. Schwarz, together with the 80,000 shares which he may acquire pursuant to currently exercisable stock options and (b) may be considered a “group” for purposes of Section 13(d)(3) of the Exchange Act. Accordingly, each member of such group may be deemed to share voting and investment power over and beneficially own all shares of the Common Stock owned by all other members of the group. The address for each member of this group is Two Lincoln Centre, 5420 Lyndon B. Johnson Freeway, Suite 1100, Dallas, Texas 75240.

(3)	As reported in Schedule 13D/A filed on January 11, 2021. Mr. Bares’ address is 2600 Hill Country Blvd., Suite R-230, Austin, Texas 78738.
(4)
As reported on Schedule 13D/A filed on February 5, 2024. Mr. Nakash is the founder and majority shareholder of IMA Value (Funds Management) Ltd, the General Partner of IMA Value LLP, which is the holder of the shares.

(5)	Includes 53,086 shares which may be acquired by Mr. Coleman pursuant to currently exercisable options.
(6)	Includes 10,000 shares which may be acquired by Mr. Hammett pursuant to currently exercisable options.
(7)	Includes 63,086 shares which may be acquired pursuant to options currently exercisable.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and beneficial owners of more than 10% of the Common Stock to report their ownership of and transactions in the Common Stock to the SEC. Based solely on the Company’s review of the Forms 3, 4, and 5, and amendments thereto, filed with the SEC, the Company believes that, during the preceding fiscal year, all of the Company’s executive officers, directors and beneficial owners of more than 10% of Common Stock timely filed all reports required by Section 16(a) of the Act.
CERTAIN RELATED PARTY TRANSACTIONS
The Chairman of the Company, Mark E. Schwarz, is the sole trustee of the Schwarz 2012 Family Trust (“Schwarz Trust”), which entity is the sole shareholder of NCM Services, Inc. (“NCMS”), which entity is the sole member of Newcastle Capital Group, L.L.C. (“NCG”), which entity is the sole general partner of Newcastle Capital Management, L.P. (“NCM”), which entity is the sole general partner of Newcastle Partners, L.P. (“Newcastle Fund”). As a result of these relationships, Mr. Schwarz has sole investment and voting control over the shares of Common Stock beneficially owned by NCMS, NCM, and the Newcastle Fund (the “Newcastle Group”) together with any shares he owns individually.

ADDITIONAL INFORMATION
A copy of our 2024 Annual Report, which includes our Form 10-K for the fiscal year ended June 30, 2024, is enclosed. Shareholders may request another free copy of our 2024 Annual Report from:
RAVE Restaurant Group, Inc.
Attn: Investor Relations
3551 Plano Parkway
The Colony, TX 75056
(800) 880-9955
Current and prospective investors may also access the 2024 Annual Report on the Investor Relations page of our web site at www.raverg.com. We will also furnish any exhibit to the 2024 Form 10-K as specifically requested.
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE ON THE MATTERS SET FORTH ABOVE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED OCTOBER 28, 2024. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY SUBSEQUENT DATE.

Annex A
Text of Reverse Stock Split Amendment
A new Section 4.4 of the Company’s Amended and Restated Articles of Incorporation of the Corporation shall be deleted in its entirety and replaced with the following:
“4.4   Effective as of 5:00 p.m. (Central Standard Time) on the date of filing (the “Effective Time”) of this amendment to the Corporation’s Amended and Restated Articles of Incorporation with the Secretary of State of the State of Missouri, every 1,000 shares of the Corporation’s Common Stock issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be reclassified, combined and converted into one share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Split”) and without increasing or decreasing the authorized number of shares of Common Stock; provided, however, no fractional shares of Common Stock shall be issued in connection with the Reverse Split to any shareholder who would, as a result of the Reverse Split, hold less than one whole share of the Corporation’s Common Stock and, in lieu thereof, such holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Split, following the Effective Time (after taking into account all fractional shares of post-Reverse Split Common Stock otherwise issuable to such holder), shall be entitled to receive cash (without interest) for such holder’s fractional shares in an amount equal to such fraction multiplied by the Fractional Share Value (as defined below). Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of post-Reverse Split Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional shares as described above. The Reverse Split shall occur whether or not the certificates representing such shares of Common Stock are surrendered to the Corporation or its transfer agent. As used herein, “Fractional Share Value” shall mean the average of the closing sales prices of the Common Stock on the exchange the Corporation is currently trading for the five consecutive trading days immediately preceding the effective date of the Reverse Split (with such average closing sales prices being adjusted to give effect to the Reverse Split).”
A-1

Annex B
Text of Forward Stock Split Amendment
Section 4.4 of the Company’s Amended and Restated Articles of Incorporation of the Corporation shall be deleted in their entirety and replaced with the following:
“4.4   Effective as of 5:01 p.m. (Central Standard Time) on the date of filing (the “Effective Time”) of this amendment to the Corporation’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Missouri, each share of the Corporation’s Common Stock (or fraction thereof) issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be reclassified, changed, and converted (the “Forward Split”) into 1,000 validly issued, fully paid, and non-assessable shares of Common Stock without increasing or decreasing the par value of each share of Common Stock and without increasing or decreasing the authorized number of shares of Common Stock. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of post-Forward Split Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined. The Forward Split shall occur whether or not the certificates representing such shares of Common Stock are surrendered to the Corporation or its transfer agent.
B-1

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____

1. Election of Directors

Nominees

01) W.C. HAMMETT, JR. 02) ROBERT B. PAGE 03) MARK E. SCHWARZ 04) CLINTON J. COLEMAN

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000653195_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com

RAVE RESTAURANT GROUP, INC.
Annual Meeting of Shareholders
December 10, 2024 3:30 p.m.
This proxy is solicited by the Board of Directors

The undersigned, revoking all proxies heretofore given, hereby appoints Mark E. Schwarz, Brandon Solano and Jay Rooney, and each of them individually, as proxy of the undersigned, with full power of substitution and resubstitution, to vote on behalf of the undersigned the shares of Rave Restaurant Group, Inc. (the "Company"), that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 3:30 p.m., Dallas time, on Tuesday, December 10, 2024, at the Company's corporate offices, located at 3551 Plano Parkway, The Colony, TX 75056, and at all adjournments thereof, as fully as the undersigned would be entitled to vote if personally present, as specified on the reverse side of this card and on such other matters as may properly come before the meeting or any adjournments thereof. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000653195_2 R1.0.0.6